UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 30, 2018

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904	46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14455 N. Hayden Road
Scottsdale, Arizona 85260
(Address of principal executive offices, including zip code)

(480) 505-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 30, 2018, Richard H. Kimball notified the board of directors (the “Board”) of GoDaddy Inc. (the “Company”) of his resignation as a member of the Board, effective as of February 1, 2018. On February 1, 2018, the Board appointed Mark Garrett to fill the vacancy created by Mr. Kimball’s resignation, effective immediately. Mr. Garrett will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2020. In addition, Mr. Garrett was appointed as a member of the Audit Committee of the Board (the “Audit Committee”), effective immediately. Mr. Garrett will replace Brian Sharples on the Audit Committee.
In connection with his election to the Board, the Company entered into an offer letter with Mr. Garrett, pursuant to which Mr. Garrett was granted an equity award for 3,927 shares of the Company’s Class A common stock. The equity award will vest on the day prior to Mr. Garrett’s one-year anniversary as a Board member, subject to Mr. Garrett’s continued service on the Board on the vesting date. The equity award is subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan and the related equity award agreement. Furthermore, in accordance with the Company’s Outside Director Compensation Policy, Mr. Garrett is also entitled to additional cash and equity compensation for his service on the Board and its committees.
Mr. Garrett also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1 (File No. 333-196615) filed with the Securities and Exchange Commission on February 24, 2015.
There is no arrangement or understanding between Mr. Garrett and any other person pursuant to which Mr. Garrett was elected as a director of the Company. There are no family relationships between Mr. Garrett and any director or executive officer of the Company, and, other than as described above, no transactions involving Mr. Garrett that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
10.1	Offer Letter, between the Company and Mark Garrett, dated January 22, 2018.
10.2*	Form of Indemnification Agreement between the Company and its directors and officers.
*Incorporated by reference to Exhibit 10.20 filed with the Company’s Registration Statement on Form S-1 (File No. 333-196615), filed with the Securities and Exchange Commission on February 24, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	February 2, 2018	/s/ Nima J. Kelly
Nima J. Kelly
Executive Vice President & General Counsel